CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Legg Mason Partners Institutional Trust – Legg Mason Western Asset SMASh Series C Fund (the “Registrant”), each certify to the best of his knowledge that:

     1.          The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2009 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.          The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Institutional Trust	Legg Mason Partners Institutional Trust
Legg Mason Western Asset SMASh	Legg Mason Western Asset SMASh
Series C Fund	Series C Fund

/s/ R. Jay Gerken	/s/ Frances M. Guggino

R. Jay Gerken	Frances M. Guggino
Date: December 30, 2009	Date: December 30, 2009

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.